UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

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[  ]  Preliminary Proxy Statement
[  ]  Confidential, for use of Commission only (as permitted by
      Rule 14a-6 (e) (2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X]   Soliciting Material under Section 240.14a-12

                         UNITED SYSTEMS TECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
       (Name of Person(s) filing Proxy Statement if other than Registrant)

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                                                                  PRESS RELEASE

     For Immediate Release July 19, 2005

Contact                    Mr. Randy McGee
                           Vice President - Finance

                           (972) 402-8600

UNITED SYSTEMS TECHNOLOGY, INC. ANNOUNCES UPCOMING ANNUAL MEETING OF SHAREHOLDERS, FILING OF DEFINITIVE PROXY STATEMENT RELATING TO PROPOSED GOING PRIVATE TRANSACTION, AND RESTATEMENT OF BOARD OF DIRECTORS' LONG-TERM PLAN FOR CORPORATE GOVERNANCE AND COMPANY OPERATIONS.

Dallas, TX: United Systems Technology, Inc. (OTC - USTI) announced today that its next annual meeting of shareholders will be held at 9:00 a.m., Central Time, on September 14, 2005 at the Company's executive offices, 1850 Crown Road, Suite #1109, Dallas, Texas 75234. Items to be submitted for shareholder vote at such meeting include: (1) an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse/forward stock split of the Company's Common Stock (see below); (2) the election of four members to the Company's Board of Directors; (3) ratification of the Board of Directors' selection of Hein &
Associates LLP as the Company's independent accountants; and (4) the consideration of such other business as may properly come before such meeting or any adjournment thereof.

The Company also announced today that it has filed a definitive proxy statement and Schedule 13E-3 with the Securities and Exchange Commission ("SEC") outlining the terms of the Company's proposed going private transaction (the "Transaction") by means of a reverse/forward stock split. Pending shareholder approval, the Transaction will consist of a 1-for-10,000 reverse split of the Company's Common Stock followed immediately by a 10,000-for-1 forward split of the Common Stock. Shareholders holding less than 10,000 shares of the Common Stock immediately before the reverse stock split would, in lieu of owning fractional shares and participating in the forward stock split, receive cash consideration from the Company in an amount equal to $0.08 per share on a pre-split basis. Conversely, shareholders holding 10,000 or more shares of the Common Stock immediately before the reverse stock split would continue to hold the same number of shares after the forward stock split, and would not receive any cash payment.

The anticipated result of the reverse/forward stock split is to reduce the number of shareholders of record of the Company's Common Stock to less than 300. The Company would then be able to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934. In turn, the Company's periodic reporting requirements with the SEC would be suspended and the Company's classification as a public reporting company would cease. Among other benefits, the Company would accrue significant cost and management time savings as a result of going private, without disrupting its day-to-day operations.

The Board of Directors has unanimously approved the Transaction. In so doing, the Board of Directors has determined the reverse/forward stock split to be substantively and procedurally fair to both cashed-out shareholders and continuing shareholders. The Board of Directors has also determined the Transaction to be in the best interest of the Company and its shareholders, consistent with the Board of Directors' long-term plan to maximize shareholder value.

In addition, as previously stated, the Board of Directors' long-term plan for corporate governance and Company operations once the Company ceases to be a public reporting company is as follows:

          First, the Company plans to continue the role of its independent directors. The Company's two independent directors will continue to constitute 50% of the Board of Directors, 100% of the Company's Audit Committee (which hires, oversees, and determines the compensation of the Company's independent auditors), and 100% of the Company's Compensation/Stock Option Committee (which recommends the annual compensation package for the Company's Chief Executive Officer and Chief Financial Officer to the Board of Directors). Furthermore, the Board of Directors plans no material change in the current method of calculation of aggregate compensation of the Chief Executive Officer and Chief Financial Officer.

          Second, the Company plans to continue to engage a highly reputable independent accounting firm to perform annual audits of the Company's financial statements and to distribute to the Company's shareholders an annual report containing such audited financials statements.

          Third, the Company plans to continue operations in the same lines of business, with the same levels of overhead, and with the same operational methods, which have proved successful and profitable in the past.

          The Board of Directors believes that the above actions are consistent with the Company's history of maintaining positive shareholder relations and are important elements of the Board of Directors' long-term plan for Company operations and its long-term plan to maximize shareholder value.

          The Company's shareholders will be asked to approve the Transaction at the Company's annual meeting of shareholders on September 14, 2005. All shareholders are advised to carefully read the definitive proxy statement as such document contains important information about the upcoming annual meeting of shareholders as well as the proposed Transaction. Shareholders may obtain a free copy of the proxy statement at the SEC's web site at www.sec.gov. Prior to the upcoming annual meeting of shareholders, the Company will also mail a copy of the definitive proxy statement together with the Company's Annual Report to its shareholders entitled to vote at such meeting.

         Forward-looking Statements:


          This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company (i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure, and (ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking  statements  or to update the reasons  actual  results
          could  differ  from  those   contemplated   by  such   forward-looking
          statements.

         About the Company:

          USTI develops, markets and supports application software for select vertical markets in both the for profit and not for profit sectors. The software applications operate in IBM midrange, network and single user PC platforms. USTI and its subsidiaries have over 2,100 installations in the United States and Canada.